Exhibit No. 10(a)


                              ENGAGEMENT AGREEMENT

This Engagement Agreement is made and entered into to be effective as of the date upon which services were first rendered in accordance herewith and is by and between Mark S. Pierce (Employee) and CBQ, Inc. (Client).

A. Employee has previously provided services and advanced costs to Client, and continues to be willing and able to provide various valuable services for and on behalf of Client in connection with the business of Client.

B. Client desires to retain Employee and Employee desires to be retained upon the terms and conditions hereinafter set forth.

In consideration of the above and foregoing premises, the mutual promises and agreements hereinafter set forth, and such other and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and Employee agree as follows:

1. Services. Client hereby retains Employee as to act as a legal counsel, and Employee hereby accepts and agrees to such retention. Employee shall provide such legal services to Client as may be reasonable and necessary from time to time. It is the intention of the parties that Employee will gather all publicly available information relating to Client and confer with Client in an effort to consolidate the information obtained for purposes of discharging the obligations which have been imposed upon Employee under this agreement. It is intended that Employee will use and distribute this information concerning Client to persons and other parties outside of Client who Employee determines, in the sole discretion of Employee, are entitled to this information for purposes of Employee performing in accordance with the terms and conditions of this agreement. It is not intended that the performance of the services described herein shall be accomplished exclusively by Employee; therefore, Employee may engage persons as subcontractors to assist in the discharge of the responsibilities hereunder; however, any such further employment shall be at the cost and expense of Employee.

2. Time, Place and Manner of Performance. Employee shall be available for advice and counsel to Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by Employee to any specific service, shall be determined in the sole discretion of Employee.

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3. Term of  Agreement.  This  agreement  shall begin when  Employee  first began rendering services for Client, and shall terminate when either party notifies the other of his or its intention to terminate.

4. Compensation. During and immediately upon termination of this agreement, Client shall pay Employee a reasonable fee for his services, which shall be at the hourly rate of $250. At the option of Employee, Employee may elect to take all or any portion of this amount in shares of the free trading common stock of Client registered under a Form S 8 filed in accordance with the terms and conditions set forth under the Securities Act of 1933, as amended. If this non transferrable option is exercised, said shares shall be issued at the fair market value therefor on the date the option is exercised, which Client and Employee agree will be the closing inside bid price therefor on that date. Client currently owes Employee approximately $55,000 in past due amounts and approximately $45,000 in recently accrued fees which are now due; therefore, Company hereby grants Employee an option to release Client from all claims of monetary compensation against it as of November 19, 1998, in exchange for a non transferrable option to acquire shares of common stock at the fair market value on the date of the release. Company and Employee agree that the fair market value at the date of release was the closing inside bid price for the common stock, a price of $.50 per share.

5. Expenses. Client shall reimburse Employee on demand for all expenses and other disbursements, including, but not limited to, travel, entertainment, mailing, printing and postage, incurred by Employee, or any of his subcontractors, on behalf of Client in connection with the performance of the consulting services pursuant to this agreement. Expenses and disbursements in excess of $500 shall have Client's prior approval. These expenses shall be paid in cash, or, at the option of Employee, in shares of Client's common stock registered under Form S 8. If this non transferrable option is exercised, said shares shall be issued at the fair market value therefor, which Client and Employee agree will be the closing inside bid price therefor on the date of payment.

6. Work Product. It is agreed that, prior to public distribution, all information and materials produced for Client shall be property of Employee, free and clear of all claims thereto by Client, and Client shall retain no claim of authorship therein.

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7. Disclosure of Information. Employee recognizes and acknowledges that Employee has and will have access to certain confidential information of Client and its affiliates that are valuable, special and unique assets and property of Client and such affiliates. Employee will not, during or after the term of this agreement, disclose, without the prior written consent or authorization of Client, any such information to any person, except to authorized representatives of Employee or its affiliates for purposes of the services to be rendered under this agreement, for any reason or purpose whatsoever. In this regard, Client agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order,
provision  of  statute,   rule,   regulation   or  procedure   under  which  the
confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8. Nature of Relationship. It is understood and acknowledged by the parties that Employee is being retained by Client in an independent capacity and that in this connection, Employee hereby agrees, except as otherwise provided herein, or unless Client shall have otherwise consented, not to enter into any agreement or incur any obligation on behalf of Client.

9. Conflict of Interest. Employee shall be free to perform services for other persons during the term of this agreement. Employee will notify Client of the performance of consulting services for any other person which would conflict with the obligations of this agreement. Upon receiving such notice, Client may terminate this agreement or consent to Employee's outside consulting services. Failure to terminate this agreement shall constitute Client's ongoing consent to Employee's outside consulting activities.

10. Indemnification for Securities Law Violations. Client agrees to indemnify and hold harmless Employee against any losses, claims, damages, liabilities and /or expenses (including any legal or other expenses reasonably incurred in investigating or defending any act or claim in respect thereof) to which Employee may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of Client or its agent(s).

11. Notices. Any notices required or permitted to be given under this agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principle office or residence address of the other party.

12. Waiver of Breach. Any waiver by a party of a breach of any provision of this agreement shall not operate or be construed as a waiver of any subsequent breach.

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13. Assignment. This agreement and the rights and obligations of the parties are not assignable.

14. Applicable Law. It is the intention of the parties that this agreement and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado and, further, that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this agreement, venue shall be in the City and County of Denver, Colorado and the laws of the State of Colorado shall be applicable and govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

15. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

16. Entire Agreement. This agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties regarding the subject matter of this agreement.

17. Counterparts. This agreement may be executed in counterparts, each of which shall be deemed an original, but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have entered into this agreement effective as of the day and year first above written.


Employee:                                   CLIENT: CBQ, INC.


/s/ Mark S. Pierce                          /s/ James Malone
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Mark S. Pierce                              James Malone, President